                    MONTHLY STATEMENTS TO THE SECURITYHOLDERS
          PURSUANT TO SECTION 5.01 OF THE SALE AND SERVICING AGREEMENT

                        WACHOVIA ASSET SECURITIZATION INC
                                    2002-HE1

Monthly Period                  November 1, 2002 - November 30, 2002
Payment Date                    12/26/02

Aggregate Amount Collected for the Collection Period
----------------------------------------------------
              Interest                                   $ 2,963,942.45
              Principal Collections                     $ 42,453,708.46
              Substition Amounts                                    $ -


Application of Collected Amounts
--------------------------------

Applied in the following order of priority:
           (I)Enhancer Premium                                                                       $ 122,708.33
          (ii)Noteholder's Interest                                                                $ 1,431,597.22
         (iii)Principal Collections to Funding Account                                                        $ -
          (iv)Excess Spread (during Revolving)                                                     $ 1,409,636.90
           (v)Excess Spread (during AP)                                                                       $ -
          (vi)Additional Balance Increase from Excess Spread (during MAP)                                     $ -
         (vii)Noteholder's Principal Distribution                                                             $ -
        (viii)Enhancer for Prior Draws                                                                        $ -
          (ix)Liquidation Loss Amount                                                                         $ -
           (x)Enhancer                                                                                        $ -
          (xi)Interest Shortfalls                                                                             $ -
         (xii)Indenture Trustee                                                                               $ -
        (xiii)Certificates                                                                                    $ -


Balances
--------

              Beginning Note Balance                                                             $ 950,000,000.00
              Ending Note Balance                                                                $ 950,000,000.00
                                                  Change                                                      $ -

              Beginning Excluded Amount                                                                       $ -
              Ending Excluded Amount                                                                          $ -
                                                  Change                                                      $ -

              Beginning Pool Balance                                                             $ 950,000,000.00
              Ending Pool Balance                                                                $ 955,299,851.07
                                                  Change                                          $ (5,299,851.07)

              Beginning Principal Balance                                                        $ 949,918,914.16
              Ending Principal Balance                                                           $ 955,299,851.07
                                                  Change                                          $ (5,380,936.91)

              Additional Draws                                                                    $ 47,834,645.37
              Additional Balance Increase (Draws less Payments less Funding)                       $ 1,856,137.66

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
Delinquencies
-------------

                                                  #                                     $
              Two statement cycle dates:                                             6               $ 298,253.86
              Three statement cycle dates:                                           2               $ 156,735.46
              Four statement cycle dates:                                            -                        $ -
              Five statement cycle dates:                                            -                        $ -
              Six statement cycle dates:                                             -                        $ -
              Seven + statement cycle dates:                                         -                        $ -
              Foreclosures                                                           -                        $ -
              REO                                                                    -                        $ -
              Liquidation Loss Amount                                                -                        $ -

Other Information
-----------------

              Net WAC Rate for Collection Period                                                           4.062%
              Mortgage Loans Repurchased ( # / $ )                                   0                        $ -
              Beginning Pre-funding Account Balance                                                   $ 81,085.84
              Beginning Funding Account Balance                                                    $ 2,034,076.52
              Beginning Captialized Interest Account Balance                                         $ 319,231.45
              Ending Pre-funding Account Balance                                                              $ -
              Ending Capitalized Interest Account Balance                                            $ 319,231.45
              Ending Funding Account Balance                                                                  $ -
              Overcollateralization Amount (Beginning)                                             $ 2,034,076.52
              Overcollateralization Target                                                        $ 14,250,000.00
              Overcollateralization Amount (Ending)                                                $ 5,619,082.52
              Additional Balance Increase (Certificate)                                            $ 1,856,137.66



Wachovia Bank, National Association as Servicer